Exhibit 4.14

[CLIFFORD CHANCE LOGO TO COME]

EXECUTION COPY

J & E DAVY
(AS SPONSOR AND AS AN UNDERWRITER)

BIRCHFIELD HOLDINGS LIMITED
AND
WATERFORD WEDGWOOD PLC

AMENDMENT AGREEMENT IN CONNECTION WITH THE
RIGHTS ISSUE UNDERWRITING AGREEMENT

DATED 14 DECEMBER 2004

THIS AGREEMENT is made on 14 December 2004.

BETWEEN:

(1)	J & E DAVY, an unlimited company registered in Ireland under number 106680, having its registered office at Davy House, 49 Dawson Street, Dublin 2 ("Sponsor" in its capacity as sponsor of the Rights Issue);

(2)	J & E DAVY, an unlimited company registered in Ireland under number 106680, having its registered office at Davy House, 49 Dawson Street, Dublin 2 ("Davy" in its capacity as an underwriter of the Rights Issue);

(3)	BIRCHFIELD HOLDINGS LIMITED, an International Business Company registered in the British Virgin Islands under number 458528, having its registered office at Trident Chambers, PO Box 146, Road Town, Tortola, British Virgin Islands ("Birchfield"); and

(4)	WATERFORD WEDGWOOD PLC, a public limited company registered in Ireland under number 11861, having its registered office at Kilbarry, Waterford (the "Company").

RECITAL:

The Company, Sponsor, Davy and Birchfield are party to a rights issue underwriting agreement dated 21 October 2004 (the "Underwriting Agreement"). The Company, Sponsor, Davy and Birchfield wish to make certain amendments to the Underwriting Agreement as set out in this agreement.

IT IS AGREED as follows:

1.	Terms defined in the Underwriting Agreement have the same meaning when used in this Agreement.

2.	The references in clauses 6.2, 6.3 and 6.4 of the Underwriting Agreement to "9.30 am" shall be deleted and replaced with "11.00 am".

3.	The provisions of the Underwriting Agreement shall, save as amended by this Agreement, continue in full force and effect without amendment.

4.	The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

5.	No variation of this Agreement or any of the documents in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

6.	This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

7.	This Agreement is governed by Irish law.

8.	Each party irrevocably agrees that the Irish courts shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of the Irish courts. Each party irrevocably waives any objection which it might at any time have to the Irish courts being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the Irish courts are not a convenient or appropriate forum. Each party agrees that the process by which any Proceedings are begun in Ireland or elsewhere may be served on it by being posted in accordance with clause 15.9 of the Underwriting Agreement, although this shall not affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Agreement has been entered into the day and year first herein written.

SIGNED by	Kyran McLaughlin

duly authorised for and on behalf of J & E DAVY (in its capacity as Sponsor) in the presence of:-	Eugenée Mulhern

SIGNED by	Kyran McLaughlin

duly authorised for and on behalf of J & E DAVY (in its capacity as an Underwriter) in the presence of:-	Eugenée Mulhern

SIGNED by	Patrick Dowling

duly authorised for and on behalf of WATERFORD WEDGWOOD plc in the presence of:-	Rosemary Murphy

SIGNED by	Denis C. Tseretopoulos

duly authorised for and on behalf of BIRCHFIELD HOLDINGS LIMITED in the presence of:-	Patricia E. Lightbourne, Director

#13 Eastbrook Road, P.O. Box N784

Nassau, Bahamas